Exhibit 32.1

Certification of Chief Executive Officer Pursuant to 18 U.S.C. § 1350

In connection with the Form 10-Q of Cheyenne Resources Corporation for the fiscal quarter ended September 30, 2009, I, Thomas J. Cunningham, Chief Executive Officer and Chief Financial Officer of Cheyenne Resources Corporation, hereby certify pursuant to 18 U.S.C. § 1350 as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)	Such Form 10-Q fully complies with the requirements of section 13(a) of 15 (d) of the Securities Exchange Act of 1934; and

(2)	The information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Cheyenne Resources Corporation.

Date:	November 30, 2009
By:	/s/ Thomas J. Cunningham
Thomas J. Cunningham, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Accounting Officer)